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                           EXHIBIT 23 TO FORM 10-K

                           UMB FINANCIAL CORPORATION
                           INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of UMB Financial Corporation and subsidiaries on Form S-8 of our report dated January 22, 1998, appearing in the Annual Report on Form 10-K of UMB Financial Corporation and subsidiaries for the year ended December 31, 1997.


/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri
March 24, 1998